UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015 (November 9, 2015)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane, Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2015, NN, Inc., a Delaware corporation (“NN”), entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of October 19, 2015 (the “Credit Agreement”), by and among NN, KeyBank National Association, as administrative agent, Regions Bank, a syndication agent and SunTrust Bank as documentation agent, and KeyBanc Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and Regions Capital Markets as joint lead arrangers and joint bookrunners.

The Amendment provides for an incremental term loan of an aggregate principal amount of $50.0 million (the “Incremental Term Loan”). NN used the proceeds of the Incremental Term Loan, together with cash on hand, to repurchase, in a privately negotiated transaction, approximately $50.0 million aggregate principal amount of NN’s 10.25% Senior Notes due 2020. The Incremental Term Loan matures on October 19, 2022. The terms of the Incremental Term Loan are substantially the same as those applicable to borrowings under NN’s senior secured term loan credit facility outstanding under the Credit Agreement, subject to certain technical amendments

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information regarding the Amendment and the Incremental Term Loan set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No 1 to Credit Agreement, dated as of November 9, 2015, by and among NN, Inc., KeyBank National Association, as administrative agent, Regions Bank, SunTrust Bank and KBCM Bridge LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No 1 to Credit Agreement, dated as of November 9, 2015, by and among NN, Inc., KeyBank National Association, as administrative agent, Regions Bank, SunTrust Bank and KBCM Bridge LLC.